JPMORGAN MID CAP GROWTH FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
07/31/03	Citadel Broadcasting Corp.

Shares            Price         Amount
10,200 	         $19.00	       $193,800

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$1.14       N/A 	  0.00%	          0.58%

Broker
Goldman Sachs & Co.

Underwriters of Citadel Broadcasting Corp.

Underwriters     	                Principal Amount
Goldman, Sachs & Co.                          6,270,000
Credit Suisse First Boston LLC                6,270,000
Deutsche Bank Securities Inc.                 3,135,000
Merrill Lynch, Pierce, Fenner & Smith,Inc.    3,135,000
Bear, Stearns & Co. Inc.                        522,500
Citigroup Global Markets Inc.                   522,500
J.P. Morgan Securities Inc.                     522,500
Wachovia Capital Markets, LLC                   522,500
Allen & Company LLC                             275,000
Banc of America Securities LLC                  275,000
A.G. Edwards & Sons, Inc.                       275,000
Scotia Capital (USA) Inc.                       275,000
                                              ----------
Total                                         22,000,000


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
12/17/03	Orbitz, Inc.

Shares            Price         Amount
34,600 	          $26.00  	$899,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$1.63       N/A 	 0.28%	          2.89%

Broker
Goldman Sachs & Co.

Underwriters of Orbitz, Inc.

Underwriters     	                         Principal Amount
Goldman, Sachs & Co.                              6,029,100
Credit Suisse First Boston LLC                    3,836,700
Legg Mason Wood Walker, Incorporated                548,100
Thomas Weisel Partners LLC                          548,100
Allen & Company LLC                                 304,500
Epoch Securities, Inc.                              304,500
Fidelity Capital Markets LLC                        304,500
J.P. Morgan Securities, Inc.                        304,500
                                                 -------------
Total                                             12,180,000